EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 33-71276, 33-94370, 333-83089, 333-84183, 333-38094, 333-108716, 333-125743, and 333-144221 on Form S-8 and Registration Statements No. 33-49082, 33-76094, 333-24549, 333-76641, 333-77925, 333-31442, 333-32776, 333-34958, 333-35934, 333-107820, 333-111680, 333-114389, 333-123867, 333-124230 and 333-125979 on Form S-3 of our report dated December 15, 2006, relating to the financial statements, before the effects of retrospective adjustments for discontinued operations (not presented herein), of AVANIR Pharmaceuticals (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-based Payment, and the change in method of accounting for certain patent related costs, effective October 1, 2005), appearing in this Annual Report on Form 10-K of AVANIR Pharmaceuticals for the year ended September 30, 2007.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
December 19, 2007